Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of earliest event reported: February 26, 2004

Manhattan Associates, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia (State or Other Jurisdiction of Incorporation)	0-23999 (Commission File Number)	58-2373424 (I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia (Address of Principal Executive Offices)	30339 (Zip Code)

(770) 955-7070
(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

     The following exhibit is furnished in accordance with Item 601 of Regulation S-K:

     99.1 Press Release dated February 26, 2004.

Item 9. Regulation FD Disclosure.

     On February 26, 2004, Manhattan Associates, Inc. (the “Company”) issued a press release regarding the execution by the Company of an employment agreement with Peter F. Sinisgalli, pursuant to which Mr. Sinisgalli will serve as the President and Chief Operating Officer of the Company effective April 12, 2004 and continuing through June 30, 2004, and as President and Chief Executive Officer of the Company effective July 1, 2004. A copy of the press release is attached as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, the preceding information is deemed to have been furnished pursuant to Item 9 and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Manhattan Associates, Inc.
By: /s/ Edward K. Quibell Edward K. Quibell Senior Vice President and Chief Financial Officer
Dated: February 26, 2004